UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	August 7, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                           Entry into a Material Definitive Agreement

The disclosure set forth below under Item 5.02 regarding the Settlement Agreement (as defined below) is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2018, Rockwell Medical, Inc., a Michigan corporation (the “Company”) together with Benjamin Wolin (“Wolin”), Mark Ravich (“Ravich”), John Cooper (“Cooper”), Robin Smith (“Smith”) and Lisa Colleran (“Colleran”) (Wolin, Ravich, Cooper, Smith, and Colleran are collectively referred to as the “Other Directors”) entered into a confidential settlement agreement and mutual release with Robert L. Chioini (“Chioini”), Thomas E. Klema (“Klema”), Patrick J. Bagley (“Bagley”) and Ronald D. Boyd (“Boyd”, together with Chioini, Klema and Bagley, the “Settling Parties”) (the “Settlement Agreement”).  The Settlement Agreement, which was entered into pursuant to that certain settlement term sheet, dated July 30, 2018, provided, among other things, that:

•                  Chioini and Boyd resigned from the Company’s Board of Directors (the “Board”);

•                  The Settling Parties, the Company (including certain of its affiliates and representatives), and the Other Directors mutually release one another from any and all claims through the date of the Settlement Agreement;

•                  The Settling Parties and the Company will cause the federal lawsuit filed against the Company and the Other Directors, and the Company’s counterclaims against the Settling Parties, in the Eastern District of Michigan to be dismissed with prejudice and without cost to any party thereto;

•                  Prior to December 31, 2023, none of the Settling Parties will, directly or indirectly, attempt to participate in the management or operations of Rockwell or its affiliates or subsidiaries (the “Rockwell Entities”) or (i) seek election to the Board; (ii) engage in a proxy contest regarding Rockwell; (iii) submit a shareholder proposal or director nominee; or (iv) participate in litigation against the Company or any of its directors, officers, employees and agents (except to the extent that they are named parties to that litigation and except for matters unrelated to their roles with the Company);

•                  The Company will pay to the Settling Parties an aggregate payment of $1.5 million, $750,000 of which was paid upon the execution of the Settlement Agreement.  The remaining $750,000 will be paid in nine monthly installments of $83,333 each, with the last installment being paid in May 2019.  The Company will also pay Boyd an additional $30,000 upon his execution of the Settlement Agreement.

•                  The Company agreed to accelerate the vesting of the remaining unvested Company stock options held by the Settling Parties that were scheduled to vest through October 2, 2018.  The Settling Parties will have until May 24, 2020 (unless such options expire sooner) to exercise any vested Company stock options they each hold.

•                  Chioini and Klema agreed to forfeit a total of 313,600 unvested shares of common stock that had been issued in March 2017 as a performance-based award.

•                  The parties agreed to customary non-disparagement, confidentiality and indemnification provisions.  All parties also are responsible for their own attorneys’ fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: August 7, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board